UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2010

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

17872 Cartwright Road, Irvine, CA 92614
(Address of principal executive offices, including zip code)

949-399-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2010, the Registrant's Board of Directors, based upon the approval and recommendation of the Nominating and Governance Committee, granted 25,000 shares of restricted stock and 25,000 stock options to Thomas J. Tyson, a director, under its 2002 Stock Incentive Plan. The restricted stock will vest 100% on June 30, 2012. The stock options will vest at 50% on December 31, 2010 and the remaining 50% on December 31, 2011, and can be exercised up through and including June 30, 2012. The exercise price for the stock options is $0.70 per share, the closing price of the Registrant's common stock on the day of grant.

On March 31, 2010, in connection with the expiration of Mr. Tyson's term and his discontinuation as a director, the Registrant also amended each of Mr. Tyson's prior stock option and restricted stock awards to (i) change the post-discontinuation exercise period for the options from 30 days following discontinuation of service to June 30, 2012, and (ii) allow for the unvested stock options and restricted stock as of March 30, 2010 to continue to vest through June 30, 2012 in accordance with their current vesting schedule.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On March 30, 2010, the Registrant held its Annual Meeting of Stockholders for its 2009 fiscal year. A total of 100,687,563 shares of the Registrant's common stock were present or represented by proxy at the meeting, representing more than 69% of shares outstanding as of the February 12, 2010 record date. Three proposals were submitted to, and approved by, the Registrant's stockholders at the Annual Meeting. The proposals are described in detail in the Registrant's proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 3, 2010. The final results for the votes regarding each proposal are set forth below.

Proposal 1 - Registrant's stockholders elected one Class II director, G. Scott Samuelsen, to its Board of Directors, to hold office until the 2012 annual meeting of stockholders or until his respective successor is duly elected and qualified. The votes regarding this proposal were as follows:

For                Against         Abstained         Broker Non-Votes
38,199,582        0                3,426,599        59,061,382

Proposal 2 - Registrant's stockholders ratified the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending April 30, 2010. The votes regarding this proposal were as follows:

For                Against                Abstained        Broker Non-Votes
93,645,936        6,514,420        527,207                0

Proposal 3 - Registrant's stockholders approved an amendment to its Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 250,000,000 to 400,000,000. The votes regarding this proposal were as follows:

For                Against                Abstained        Broker Non-Votes
80,520,707        19,202,085        965,408                0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: April 05, 2010	By:	/s/ W. Brian Olson
W. Brian Olson
Chief Financial Officer